UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 29, 2007
AMIS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-50397	51-0309588
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 BUCKSKIN ROAD, POCATELLO, IDAHO		83201 (Zip Code)
(Address of Principal Executive Offices)
(208) 233-4690
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
SIGNATURES

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On January 29, 2007, the Board of Directors of AMIS Holdings, Inc., upon recommendation of the Compensation Committee, established the Company’s Key Manager Incentive Plan for fiscal year 2007 (“2007 KMIP”), which provides for the payment of bonuses to Company executives, including the Company’s executive officers, provided that at least the minimum corporate financial performance goals approved by the Board are met. The Board also approved the performance goals for payment of these bonuses, based on achievement of specified levels of operating margin and revenue for the Company. Bonuses may also be paid under the 2007 KMIP at mid-year if certain of the performance goals are met. For the Company’s named executive officers, target amounts under the 2007 KMIP are as follows, stated as a percentage of the executive’s annual base salary:

Christine King, Chief Executive Officer	100%
Ted L. Tewksbury, III, President & Chief Operating Officer	80%
David A. Henry, Chief Financial Officer	60%
Jon Stoner, Chief Technical Officer	60%
Charlie Lesko, Senior Vice President, Sales and Marketing	35%
Each named executive officer may receive more or less than this amount depending on Company performance as compared to the performance goals and the executive’s individual performance. No named executive officer will receive any amounts under the 2007 KMIP if at least the minimum Company performance goals are not met. The amount of award ultimately paid to each named executive officer will be modified based on the executive’s individual performance factor between 0.5 and 1.5, as determined by the Board.
On January 29, 2007 the Board of Directors of AMIS Holdings, Inc. established targets for the Sales Incentive Plan which provides for the payment of a bonus to Charlie Lesko, the Company’s Senior Vice President, Sales and Marketing, provided that certain annual revenue and design-win targets established by the Board are met. Mr. Lesko’s annual target award under this plan equals 35% of his base salary (in addition to his KMIP target award of 35% of his base salary).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMIS HOLDINGS, INC.

Date: January 31, 2007	By:	/s/ David A. Henry

	Name:	David A. Henry
	Title:	Senior Vice President and Chief Financial Officer